Exhibit 99.1

Investor Contact:	Erinn Murphy, Crocs, Inc.
(303) 848-7005
emurphy@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Better-Than-Expected First Quarter Results Fueled by Outperformance in Both Crocs and HEYDUDE Brands
___________________________________________________________________________

BROOMFIELD, COLORADO — May 8, 2025 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for all, today announced its first quarter 2025 financial results.

“We are incredibly proud of our better-than-expected first quarter performance despite what has been an increasingly volatile macroeconomic backdrop since the onset of the year. Both our Crocs and HEYDUDE brands contributed to the outperformance with gross margins, operating margins, adjusted earnings per share, and cash flow coming in above plan. Our financial strength enabled us to return shareholder value through $61 million in share repurchases, while remaining well within our net leverage target range,” said Andrew Rees, Chief Executive Officer.

Mr. Rees continued, “While we are pleased by the performance of our overall business in April, the new global trade environment as well as business and consumer uncertainty, has made it challenging to predict how consumers may respond in the future. Amid this heightened operating backdrop, we are withdrawing our guidance for 2025. We are committed to remaining transparent to our investment community, our consumers, and our customers as we work to chart a winning course.”

“We have a proven track record of coming out of periods of uncertainty stronger than when we entered them. I believe the current reality presents an opportunity to gain market share, as we focus on what we can control and lean into our clear, competitive advantages.”

Amounts referred to as “Adjusted” or “Non-GAAP” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

First Quarter 2025 Operating Results (Compared to the Same Period Last Year)

•Consolidated revenues were $937 million, approximately flat, or an increase of 1.4% on a constant currency basis. Direct-to-consumer (“DTC”) revenues grew 2.3%, or 3.5% on a constant currency basis. Wholesale revenues contracted 1.6%, or approximately flat on a constant currency basis.
•Gross margin was 57.8% compared to 55.6%. Adjusted gross margin grew 180 basis points to 57.8% compared to 56.0%.
•Selling, general, and administrative expenses (“SG&A”) of $319 million increased 7.8% from $296 million, and represented 34.0% of revenues compared to 31.5%. Adjusted SG&A of $319 million increased 17.8% from $271 million and represented 34.0% of revenues compared to 28.8%.
•Income from operations of $223 million decreased 1.5% from $226 million, resulting in operating margin of 23.8% compared to 24.1%. Adjusted income from operations of $223 million decreased 12.5% from $255 million, resulting in adjusted operating margin of 23.8% compared to 27.1%.
•Diluted earnings per share of $2.83 increased 13.2% from $2.50. Adjusted diluted earnings per share of $3.00 were approximately flat.

•During the quarter, we borrowed $130 million of debt. We repurchased approximately 0.6 million shares for $61 million at the average share price of $100.23. At quarter-end, approximately $1.3 billion of share repurchase authorization remained available for future repurchases.

First Quarter 2025 Brand Summary (Compared to Same Period Last Year)

•Crocs Brand: Revenues increased 2.4% to $762 million, or 4.2% on a constant currency basis.
◦Channel
▪DTC revenues increased 1.1% to $285 million, or 2.5% on a constant currency basis.
▪Wholesale revenues increased 3.2% to $477 million, or 5.3% on a constant currency basis.
◦Geography
▪North America revenues decreased 3.8% to $369 million, or 3.4% on a constant currency basis.
▪International revenues increased 8.9% to $393 million, or 12.3% on a constant currency basis.
•HEYDUDE Brand: Revenues decreased 9.8% to $176 million, or 9.5% on a constant currency basis.
◦Channel
▪DTC revenues increased 8.3% to $65 million, or 8.3% on a constant currency basis.
▪Wholesale revenues decreased 17.9% to $111 million, or 17.4% on a constant currency basis.

Balance Sheet and Cash Flow (March 31, 2025 as compared to March 31, 2024)

•Cash and cash equivalents were $166 million compared to $159 million.
•Inventories were $391 million compared to $392 million.
•Total borrowings were $1,482 million compared to $1,727 million.
•Capital expenditures were $15 million compared to $16 million.

Financial Outlook

Due to macroeconomic uncertainties stemming from global trade policies, the Company is withdrawing its full year 2025 financial outlook that was provided on February 13, 2025, and is not providing a full year outlook at this time.

Conference Call Information

A conference call to discuss first quarter results is scheduled for today, Thursday, May 8, 2025, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through May 8, 2026 at this site.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX), headquartered in Broomfield, Colorado, is a world leader in innovative casual footwear for all, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE, and its products are sold in more than 80 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. visit investors.crocs.com. To learn more about our brands, visit www.crocs.com or www.heydude.com. Individuals can also visit https://investors.crocs.com/news-and-events/ and follow both Crocs and HEYDUDE on their social platforms.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements regarding our financial condition, brand and liquidity outlook, and expectations regarding our future financial results, share repurchases, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding future financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth and create significant shareholder value. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include the factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks only as of May 8, 2025. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues	$937,333	$938,633
Cost of sales	395,784	416,556
Gross profit	541,549	522,077
Selling, general and administrative expenses	318,575	295,648
Income from operations	222,974	226,429
Foreign currency gains (losses), net	4,873	(2,273)
Interest income	333	416
Interest expense	(22,766)	(30,563)
Other income (expense), net	(475)	20
Income before income taxes	204,939	194,029
Income tax expense	44,836	41,575
Net income	$160,103	$152,454
Net income per common share:
Basic	$2.85	$2.52
Diluted	$2.83	$2.50
Weighted average common shares outstanding:
Basic	56,110	60,564
Diluted	56,502	61,054

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$166,460	$180,485
Accounts receivable, net of allowances of $26,837 and $31,579, respectively	445,705	257,657
Inventories	391,298	356,254
Income taxes receivable	4,513	4,046
Other receivables	19,703	22,204
Prepaid expenses and other assets	46,267	51,623
Total current assets	1,073,946	872,269
Property and equipment, net of accumulated depreciation of $167,129 and $153,455, respectively	245,814	244,335
Intangible assets, net of accumulated amortization of $166,861 and $161,042, respectively	1,772,981	1,777,080
Goodwill	711,557	711,491
Deferred tax assets, net	893,610	872,350
Restricted cash	3,277	3,193
Right-of-use assets	335,783	307,228
Other assets	29,148	24,207
Total assets	$5,066,116	$4,812,153
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$244,881	$264,901
Accrued expenses and other liabilities	247,048	298,068
Income taxes payable	135,574	108,688
Current operating lease liabilities	77,693	68,551
Total current liabilities	705,196	740,208
Deferred tax liabilities, net	1,212	4,086
Long-term income taxes payable	601,088	595,434
Long-term borrowings	1,481,725	1,349,339
Long-term operating lease liabilities	303,284	283,406
Other liabilities	4,018	3,948
Total liabilities	3,096,523	2,976,421
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001 per share, 250.0 million shares authorized, 110.6 million and 110.4 million issued, 56.1 million and 56.5 million outstanding, respectively	111	110
Treasury stock, at cost, 54.6 million and 53.9 million shares, respectively	(2,518,065)	(2,453,473)
Additional paid-in capital	868,681	859,904
Retained earnings	3,721,939	3,561,836
Accumulated other comprehensive loss	(103,073)	(132,645)
Total stockholders’ equity	1,969,593	1,835,732
Total liabilities and stockholders’ equity	$5,066,116	$4,812,153

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$160,103	$152,454
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,537	16,161
Operating lease cost	24,186	20,244
Share-based compensation	8,777	7,582
Asset impairment	—	24,081
Deferred taxes	13,589	6,959
Other non-cash items	(355)	4,991
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	(183,607)	(179,899)
Inventories	(36,633)	(8,309)
Prepaid expenses and other assets	3,516	(7,843)
Accounts payable, accrued expenses and other liabilities	(71,094)	(62,563)
Right-of-use assets and operating lease liabilities	(23,901)	(20,265)
Income taxes	19,647	18,833
Cash used in operating activities	(67,235)	(27,574)
Cash flows from investing activities:
Purchases of property, equipment, and software	(15,375)	(15,750)
Cash used in investing activities	(15,375)	(15,750)
Cash flows from financing activities:
Proceeds from borrowings	195,000	78,156
Repayments of borrowings	(65,000)	(16,405)
Repurchases of common stock	(60,866)	—
Repurchases of common stock for tax withholding	(3,310)	(5,913)
Other	—	(1,007)
Cash provided by financing activities	65,824	54,831
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,845	(1,582)
Net change in cash, cash equivalents, and restricted cash	(13,941)	9,925
Cash, cash equivalents, and restricted cash—beginning of period	183,678	153,097
Cash, cash equivalents, and restricted cash—end of period	$169,737	$163,022

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present "Non-GAAP gross profit," “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” "Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations,” “Non-GAAP operating margin,” “Non-GAAP income before income taxes,” “Non-GAAP income tax expense,” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share," which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP effective tax rate,” “Non-GAAP diluted earnings per share,” and “Free cash flow.” We also present a long-term target for ‘Net leverage.’ Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures, in addition to corresponding GAAP measures, are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends by providing meaningful information about operations compared to our peers by excluding the impacts of various differences. The calculation of our non-GAAP financial metrics may vary from company to company. As a result, our calculation of these metrics may not be comparable to similarly titled metrics used by other companies.

Management believes Non-GAAP gross profit, Non-GAAP gross margin, and Non-GAAP gross margin by brand are useful performance measures for investors because they provide investors with a means of comparing these measures between periods without the impact of certain expenses that we believe are not indicative of our routine cost of sales. Our routine cost of sales includes core product costs and distribution expenses primarily related to receiving, inspecting, warehousing, and packaging product and transportation costs associated with delivering products from distribution centers. Costs not indicative of our routine cost of sales may or may not be recurring in nature and include costs to expand and transition to new distribution centers.

Management believes Non-GAAP selling, general and administrative expenses and Non-GAAP selling, general and administrative expenses as a percent of revenues are useful performance measures for investors because they provide a more meaningful comparison to prior periods and may be indicative of the level of such expenses to be incurred in future periods. These measures exclude the impact of certain expenses not related to our normal operations, such as costs related to the integration of HEYDUDE and other costs that are expected to be non-recurring in nature.

Non-GAAP income from operations and Non-GAAP operating margin reflect the impact of Non-GAAP gross profit and Non-GAAP selling, general, and administrative expenses, as discussed above. We believe these are useful performance measures for investors because they provide a useful basis to compare performance in the period to prior periods.

Non-GAAP income before income taxes reflects the impact of Non-GAAP income from operations, as discussed above. We believe this is a useful performance measure for investors because it provides a useful basis to compare performance in the period to prior periods.

Management believes Non-GAAP income tax expense is a useful performance measure for investors because it provides a basis to compare our tax rates to historical tax rates, and because the adjustment is necessary in order to calculate Non-GAAP net income.

Management believes Non-GAAP effective tax rate is a useful performance measure for investors because it provides an ongoing effective tax rate that they can use for historical comparisons and forecasting.

Management believes Non-GAAP net income is a useful performance measure for investors because it focuses on underlying operating results and trends and improves the comparability of our results to prior periods. This measure reflects the impact of

Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Non-GAAP basic and diluted net income per common share are useful performance measures for investors because they focus on underlying operating results and trends and improve the comparability of our results to prior periods. These measures reflect the impact of Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Net leverage is a useful performance measure for investors because it provides a measure of our financial strength and liquidity.

Free cash flow is calculated as ‘Cash provided by operating activities’ less ‘Purchases of property, equipment, and software.’ Management believes free cash flow is useful for investors because it provides a clear measure of our ability to generate cash for discretionary uses such as funding growth opportunities, repurchasing shares, and reducing debt.

For the three months ended March 31, 2025, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP gross profit and gross margin reconciliation:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
GAAP revenues	$937,333	$938,633

GAAP gross profit	$541,549	$522,077
Distribution centers (1)	—	3,242
Non-GAAP gross profit	$541,549	$525,319

GAAP gross margin	57.8%	55.6%
Non-GAAP gross margin	57.8%	56.0%
(1) During the three months ended March 31, 2024, adjustments primarily relate to costs to transition to our new HEYDUDE distribution center in Las Vegas, Nevada.

Non-GAAP gross margin reconciliation by brand:

Crocs Brand:

	Three Months Ended March 31,
	2025	2024
GAAP Crocs Brand gross margin	60.7%	58.1%
Non-GAAP Crocs Brand gross margin	60.7%	58.1%

HEYDUDE Brand:

	Three Months Ended March 31,
	2025	2024
GAAP HEYDUDE Brand gross margin	46.6%	46.2%
Non-GAAP adjustments:
Distribution centers (1)	—%	1.6%
Non-GAAP HEYDUDE Brand gross margin	46.6%	47.8%
(1) Represents transition costs to our new distribution center in Las Vegas, Nevada.

Non-GAAP selling, general and administrative reconciliation:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
GAAP revenues	$937,333	$938,633

GAAP selling, general and administrative expenses	$318,575	$295,648
Impairment related to information technology systems (1)	—	(18,172)
Impairment related to distribution centers (2)	—	(6,933)
Total adjustments	—	(25,105)
Non-GAAP selling, general and administrative expenses (3)	$318,575	$270,543

GAAP selling, general and administrative expenses as a percent of revenues	34.0%	31.5%
Non-GAAP selling, general and administrative expenses as a percent of revenues	34.0%	28.8%
(1) Represents an impairment of information technology systems related to the HEYDUDE integration.
(2) Primarily represents an impairment of the right-of-use assets for our former HEYDUDE Brand warehouses in Las Vegas, Nevada associated with our move to our new distribution center and an impairment of the right-of-use asset for our former Crocs Brand warehouse in Oudenbosch, the Netherlands.
(3) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
GAAP revenues	$937,333	$938,633

GAAP income from operations	$222,974	$226,429
Non-GAAP gross profit adjustments (1)	—	3,242
Non-GAAP selling, general and administrative expenses adjustments (2)	—	25,105
Non-GAAP income from operations	$222,974	$254,776

GAAP operating margin	23.8%	24.1%
Non-GAAP operating margin	23.8%	27.1%
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
GAAP income from operations	$222,974	$226,429
GAAP income before income taxes	204,939	194,029

Non-GAAP income from operations (1)	$222,974	$254,776
GAAP non-operating income (expenses):
Foreign currency gains (losses), net	4,873	(2,273)
Interest income	333	416
Interest expense	(22,766)	(30,563)
Other income (expense), net	(475)	20
Non-GAAP income before income taxes	$204,939	$222,376

GAAP income tax expense	$44,836	$41,575
Tax effect of non-GAAP operating adjustments	—	7,141
Impact of intra-entity IP transactions (2)	(9,572)	(10,438)
Non-GAAP income tax expense	$35,264	$38,278

GAAP effective income tax rate	21.9%	21.4%
Non-GAAP effective income tax rate	17.2%	17.2%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2024, and previously in 2023, 2021 and 2020, we made changes to our international legal structure, including an intra-entity transaction related to certain intellectual property rights, primarily to align with current and future international operations. The transactions resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transactions.

Non-GAAP net income per share reconciliation:

	Three Months Ended March 31,
	2025	2024
	(in thousands, except per share data)
Numerator:
GAAP net income	$160,103	$152,454
Non-GAAP gross profit adjustments (1)	—	3,242
Non-GAAP selling, general and administrative expenses adjustments (2)	—	25,105
Tax effect of non-GAAP adjustments (3)	9,572	3,297
Non-GAAP net income	$169,675	$184,098
Denominator:
GAAP weighted average common shares outstanding - basic	56,110	60,564
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	392	490
GAAP weighted average common shares outstanding - diluted	56,502	61,054

GAAP net income per common share:
Basic	$2.85	$2.52
Diluted	$2.83	$2.50

Non-GAAP net income per common share:
Basic	$3.02	$3.04
Diluted	$3.00	$3.02
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.
(3) See ‘Non-GAAP income tax expense (benefit) and effective tax rate reconciliation’ above for more information.

Free cash flow reconciliation:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Cash used in operating activities	$(67,235)	$(27,574)
Purchases of property, equipment, and software	(15,375)	(15,750)
Free cash flow	$(82,610)	$(43,324)

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT, CHANNEL, AND GEOGRAPHY
(UNAUDITED)

	Three Months Ended March 31,		% Change	Constant Currency % Change (1)
			Favorable (Unfavorable)
	2025	2024	Q1 2025-2024	Q1 2025-2024
	($ in thousands)
Crocs Brand:
North America:
Wholesale	$170,682	$180,337	(5.4)%	(4.9)%
Direct-to-consumer	$197,835	$202,576	(2.3)%	(2.0)%
Total North America (2)	368,517	382,913	(3.8)%	(3.4)%
International:
Wholesale	306,122	281,665	8.7%	11.9%
Direct-to-consumer	86,969	79,238	9.8%	13.9%
Total International	393,091	360,903	8.9%	12.3%
Total Crocs Brand	$761,608	$743,816	2.4%	4.2%

Crocs Brand:
Wholesale	$476,804	$462,002	3.2%	5.3%
Direct-to-consumer	284,804	281,814	1.1%	2.5%
Total Crocs Brand	761,608	743,816	2.4%	4.2%
HEYDUDE Brand:
Wholesale	110,693	134,753	(17.9)%	(17.4)%
Direct-to-consumer	65,032	60,064	8.3%	8.3%
Total HEYDUDE Brand (3)	175,725	194,817	(9.8)%	(9.5)%
Total consolidated revenues	$937,333	$938,633	(0.1)%	1.4%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) North America includes the United States and Canada.
(3) The vast majority of HEYDUDE Brand revenues are derived from North America.